                                                                    EXHIBIT 99.1

                   TWINLAB CORPORATION ANNOUNCES THE ELECTION
                   OF A NEW MEMBER TO THE BOARD OF DIRECTORS

                                                   CONTACT: Bill Rizzardi
                                                            Twinlab Corporation
                                                            (631) 761-7111



HAUPPAUGE, N.Y., JUNE 27, 2003 -- Twinlab Corporation (OTCBB: TWLB) today announced the election of a new independent Board member, Joseph E. McEvoy, increasing the size of Twinlab's Board to eight members. Mr. McEvoy will also serve on Twinlab's Audit Committee.

Mr. McEvoy is presently Chief Financial Officer - Prizmalite Industries, Inc. - a startup technology development, sales and marketing company that holds the rights to proprietary technology. He has extensive involvement in and responsibility for fund raising for this startup company.

Previously he has served in numerous senior financial and administrative positions in consumer product companies specifically, Casual Corner Group, Inc., Louis Vuitton, NA, Inc., and Saks Fifth Avenue. He also has experience with Linedisc, Inc. - a startup manufacturer of electronic laminate substrates in England, where he raised funds and organized for launch in the printed circuit board industry - as well as Pan Asia Insight, L.L.C. - which involved retail and wholesale trade and real estate transactions in the USA, China and Russia.


Commenting on the announcement, Ross Blechman, Chairman, President and Chief Executive Officer of Twinlab, stated, "Our Board is pleased to welcome Mr. McEvoy who will bring fresh skills and insight in the important areas of financial management, consumer products marketing and international growth. He will be actively involved in the strategic direction of Twinlab, and we look forward to the many important contributions we anticipate he will make."

Twinlab Corporation, headquartered in Hauppauge, N.Y., is a leading manufacturer and marketer of high quality, science-based, nutritional supplements, including a complete line of vitamins, minerals, nutraceuticals, herbs and sports nutrition products.

                                       ###

Except for historical information contained herein, this release contains, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, forward-looking statements that are based on management's beliefs and assumptions, current expectations, estimates and projections. Many of the factors that will determine the Company's financial results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events, or otherwise. Important factors and risks that may affect future results include but are not limited to: (i) the impact of competitive products; (ii) changes in law and regulations; (iii) adequacy and availability of insurance coverage; (iv) limitations on future financing; (v) increases in the cost of borrowings and unavailability of debt or equity capital; (vi) the effect of adverse publicity regarding nutritional supplements; (vii) uncertainties relating to acquisitions; (viii) the inability of the Company to gain and/or hold market share; (ix) exposure to and expense of resolving and defending product liability claims and other litigation; (x) consumer acceptance of the Company's products; (xi) managing and maintaining growth; (xii) customer demands; (xiii) the inability to achieve cost savings and operational efficiencies from the consolidation of the manufacturing and distribution facilities; (xiv) dependence on individual products; (xv) dependence on individual customers, (xvi) market and industry conditions including pricing, demand for products, levels of trade inventories and raw materials availability,
(xvii) the success of product development and new product introductions into the marketplace including the Company's line of ephedra-free products; (xviii) lack of available product liability insurance for ephedra-containing products; (xix) slow or negative growth in the nutritional supplement industry; (xx) the departure of key members of management; (xxi) the absence of clinical trials for many of the Company's products; (xxii) the ability of the Company to efficiently manufacture its products; as well as other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission, copies of which are available upon request from the Company's investor relations department.
..